Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-201435 and No. 333- 201840) of Mobileye N.V. of our report dated March 4, 2015, relating to the financial statements that appears in this Annual Report on Form 20-F.
/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
March 4, 2015